UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 12, 2008

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Jamaica Jim, Inc.

(Exact name of registrant as specified in its charter)

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Nevada	333-148042	20-8538041
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1114 Fairfax Pike, Suite #26, Stephens City, Virginia 22655

 (Address of Principal Executive Office) (Zip Code)

 (540) 664-2934

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01

Entry into a Material Definitive Agreement.

The Company has entered into a lease agreement for the corporate office located at 1114 Fairfax Pike, Suite #26, Stephens City, Virginia 22655

Item 2.02

Results of Operations and Financial Condition.

The Company has expanded to one full time employee and three part time employees

Item 5.02

Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Company’s annual Shareholders meeting on February 22, 2008, a vote was taken and the Company’s Board of Directors expanded to seven seats which include the following individuals

1)

James Silvester

2)

Nicholas Silvester

3)

Jason Tevalt

4)

James Kelly

5)

Phillip Smallwood

6)

Hilda Petrucci

7)

Mark Tenenbaum

Shareholders present, constituting a majority of interest, have motioned and approved the following nominations and placements for both the Audit Committee and the Nomination Committee

Audit Committee Members

1.

James Kelly, Chair

2.

Jason Tevalt

3.

Phillip Smallwood

Nominating Committee

1.

James Kelly, Chair

2.

Jason Tevalt

3.

Phillip Smallwood

Item 5.03

Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the Company’s annual shareholder meeting, a vote was taken, and shareholders present, constituting a majority of interest, have motioned and approved the following changes to the bylaws ratified by majority vote

At the annual Shareholders meeting on February 22, 2008, the Shareholders changed the Company bylaws to expand the number of directors to seven.

Item 5.06

Change in Shell Company Status.

The Company has declared itself to be a “shell” corporation on May 9, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Jamaica Jim, Inc.

By:	/s/ James L. Silvester
James L. Silvester President

Date:  May 12, 2008